EXHIBIT 99(b)

                            APPENDIX

Pursuant to Item 304 of Regulation S-T, the following is a narrative description of graphic or image material incorporated by reference from the Company's 1998-99 Annual Report to Shareholders at Item 7. Management's Discussions and Analysis of Financial Condition and Results of Operations. Some pages contain illustrations of Modine products, customers and employees.


Page 13 of Annual Report


                                 Shipments by market
                                 Dollars in millions


                         FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE
                         1990  1991  1992  1993  1994  1995  1996  1997  1998  1999
Aftermarket              $135  $156  $165  $169  $193  $220  $229  $229  $231  $258
Off-highway equipment      56    58    48    48    55    94   120   127   147   140
Industrial                 58    69    68    77    96   112   117   125   134   141
Heavy & med. trucks        64    50    51    86   107   158   168   154   184   200
Cars & light trucks        63    64    89    93   119   202   245   263   245   275
Miscellaneous              13    18    25    20    26    44    35    23    21    20
Building HVAC              47    67    81    78    74    83    76    78    78    77



                         FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE
                         1990  1991  1992  1993  1994  1995  1996  1997  1998  1999
Aftermarket              31%   32%   31%   30%   29%   24%   23%   23%   22%   23%
Off-highway equipment    13    12     9     8     8    10    12    13    14    13
Industrial               13    14    13    13    14    12    12    13    13    13
Heavy & med. trucks      15    11    10    15    16    18    17    15    18    18
Cars & light trucks      14    13    17    16    18    22    25    26    24    25
Miscellaneous             3     4     5     4     4     5     3     2     1     1
Building HVAC            11    14    15    14    11     9     8     8     8     7


Page 14 of Annual Report



                                  Shipments by product
                                 Dollars in millions
                      FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE
                      1990  1991  1992  1993  1994  1995  1996  1997  1998  1999
Building HVAC         $ 47  $ 67  $ 81  $ 78  $ 74  $ 83  $ 76  $ 78  $ 78  $ 77
Miscellaneous           24    30    36    35    39    66    54    39    35    74
Charge-air coolers      25    31    39    59    73   107   118   107   126   136
Air conditioning        48    47    66    67    83   129   177   217   209   208
Oil coolers             62    65    67    74    99   145   155   163   179   180
Radiators              230   242   238   258   302   383   410   395   413   436

                      FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE   FYE
                      1990  1991  1992  1993  1994  1995  1996  1997  1998  1999
Building HVAC         11%   14%   15%   14%   11%    9%    8%    8%    8%    7%
Miscellaneous          5     6     7     6     6     7     5     4     3     7
Charge-air Coolers     6     6     7    10    11    12    12    11    12    12
Air conditioning      11    10    13    12    12    14    18    22    20    19
Oil Coolers           14    13    13    13    15    16    16    16    17    16
Radiators             53    51    45    45    45    42    41    39    40    39




Page 17 of Annual Report


                         Sales dollar distribution
                                      FYE 98-99        FYE 97-98
Material cost                           39.2%            38.7%

Employee salaries, wages, and
  fringe benefits                       30.5%            30.7%

All taxes (except payroll taxes)         4.3%             4.5%

Wear and exhaustion of facilities        3.4%             3.4%

All other costs                         16.0%            15.7%

Dividends paid to shareholders           2.2%             2.2%

Earnings retained in the business        4.4%             4.8%


Page 18 of Annual Report


                            Net earnings by quarter
                         excluding accounting changes
                              Dollars in millions
Measurement Period
(Fiscal Year Covered)     1ST QTR    2ND QTR     3RD QTR     4TH QTR
FYE 1995                   14,830     16,801      17,413      19,398
FYE 1996                   15,983     16,736      14,855      13,825
FYE 1997                   16,390     15,654      15,402      16,317
FYE 1998                   18,185     18,229      17,836      18,221
FYE 1999                   20,080     19,081      17,341      17,441

                                Net sales by quarter
                                Dollars in millions

Measurement Period
(Fiscal Year Covered)     1ST QTR     2ND QTR     3RD QTR     4TH QTR

FYE 1995                  208,436     221,760     240,505     242,309
FYE 1996                  239,216     254,292     252,817     244,168
FYE 1997                  248,514     254,224     252,972     243,336
FYE 1998                  256,923     260,806     267,699     254,990
FYE 1999                  273,104     272,961     284,355     281,027



Page 20 of Annual Report


                      Book value per share

Measurement Period
(Fiscal Year Covered)      Book value/share
FYE 95                         10.38
FYE 96                         11.74
FYE 97                         12.93
FYE 98                         14.24
FYE 99                         15.35



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